Exhibit 10.2

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made and entered into as of April 3, 2025 (the “Effective Date”) by and between Sahil Kirpekar, with an address at [●] (“Consultant”),  and atai Life Sciences AG, a German Public Limited Company having a principal place of business at Wallstraße 16, 10179, Berlin, Germany (“atai”). Both atai and Company  may each hereinafter be referred to individually as a “Party”, and collectively as the “Parties”.

RECITALS

Whereas, atai is a global biotechnology company builder which develops innovative treatments that address significant unmet medical needs and lead to paradigm shifts in the mental health space, thereby serving the millions of people globally that suffer from mental health disorders; and

Whereas, Consultant has experience in Business Development; and

Whereas, atai wants to engage Consultant to perform, and Consultant wants to provide, the Services in accordance with this Agreement.

Now, therefore, in consideration of the premises and terms set forth below, and other good and valuable consideration, the sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.  Services.

a) Consultant agrees to provide, with the title “Advisor” and in strict accordance with the terms and conditions of this Agreement, such consulting, advisory and related services (the “Services”) as are described in one or more written Statements of Work, substantially in the form of Exhibit A hereto, that are mutually agreed to and executed from time to time by both Parties pursuant to this Agreement (each, a “SOW”). Once executed, a SOW will be attached to and made a part of this Agreement as a sequentially-numbered exhibit (e.g., B-1, B-2, etc.); provided, that, a given SOW (a) governs only the Services described in such SOW, and (b) is subject to the terms and conditions herein unless such SOW expressly and unambiguously indicates the intent of the Parties to include terms that diverge from this Agreement. Unless otherwise stated in an individual SOW, each new SOW shall be considered to supercede and terminate the prior numbered SOW.

b) In the performance of the Services, Consultant shall strictly comply with (x) the applicable SOW including the delivery of any deliverables in accordance with any timelines provided for in such SOW, (y) all federal, state, local, national and international laws, statutes, ordinances, rules, regulations, and codes, applicable to Consultant with regard to the provision of the Services (“Applicable Laws”), and (z) all rules, procedures and standards promulgated from time to time by atai and provided to Consultant with regard to the conduct of Consultant. Consultant shall not infringe on the intellectual property rights of any third party in the performance of the Services.

2.  Invoicing & Compensation; Reimbursement of Costs. In full consideration for the Consultant’s performance of the Services and transfer of intellectual property generated thereby, atai shall pay Consultant such compensation as provided for in the governing SOW (rounded to the nearest quarter hour if provided on an hourly basis or prorated if provided on any other basis), plus, reimburse to Consultant any expenses preapproved by atai in writing which are supported by relevant receipts, itemized separately on the relevant invoice, and consistent with atai’s policy on expense reimbursement. Consultant shall not be entitled to, and hereby waives any interest in and to, any other benefits, coverages or privileges, including without limitation social security, unemployment, medical, disability or pension payments, made available to employees of atai. Consultant’s compensation hereunder is not subject to withholding for foreign, federal, social security, state or local taxes. Consultant understands that the Consultant may be liable for self-employment (e.g., social security and medicare) tax, in accordance with applicable law. The Consultant shall indemnify and hold harmless atai and its directors, officers, employees, agents, consultants and other representatives (collectively, "Representatives") in relation to the payment of all such taxes, including withholding taxes, employee social security, disability, unemployment and any interest and penalties applied thereon. On request, Consultant shall provide proof of timely payment of all such taxes to atai. The Consultant shall, unless otherwise set forth in the applicable SOW, (a) provide atai with an invoice for the Services within the first five (5) business days of each month during the Term for the services and approved expenses applicable to the prior month, and (b) send all such invoices to [●].  Invoices shall include the following details: (a) the date and invoice number of such invoice; (b) the purchase order (PO) number applicable to such invoice; (c) the name of the legal entity providing services (and registration ID number, if applicable); (d) the name of the program for which the Consultant is providing services (where applicable). In the situation that this Agreement covers more than one program, the invoice must specify the amount directed to each program; (e) total invoiced amount, including VAT/sales tax for each item on the invoice; (f) VAT/sales tax IDs and VAT/sales tax status; and (f) the name of the Company Subcontractor or other person(s) providing the services. Consultant shall provide atai with a completed Internal Revenue Service Form W-9 (if located in the United States) or Form W-8 (if located outside the United States) prior to or with delivery of the initial invoice in accordance with this paragraph. Unless expressly set forth in a given SOW, all prices, fees and other charges will be in US dollars, and will include all taxes, including local, state, federal or foreign sales and use taxes, and VAT, if any. All undisputed, invoiced amounts by company check or electronic wire will be made within thirty (30) days following atai’s receipt of Consultant’s invoice. The Parties agree that the payment provided hereunder to Consultant represents fair market value for the Services and transfer of intellectual property and is not in any way dependent on the volume or value of any referrals or business that otherwise may be generated between the Parties.

3.  Independent Contractor; Subcontracting.  Consultant is not, nor shall Consultant be deemed to be at any time during the Term, an employee of atai, or any of its Affiliates; Consultant’s status and relationship with atai shall be that of an independent contractor and consultant, and Consultant will determine the method, means and details of performing the Services, including making themselves reasonably available outside of standard working hours. atai has specifically contracted for Consultant’s Services and therefore, Consultant may not assign, delegate or subcontract Consultant’s obligations under this Agreement, either in whole or in part, without the prior written consent of atai (“Consent”). Nothing in this Agreement shall be construed to give Consultant authority to (a) represent that Consultant is an employee of atai, (b) to bind atai with respect to contracts or any other matters, or (c) to represent atai before any court or government or regulatory authority without the express written authorization of atai. As used herein, the term “Affiliates” shall mean any Person in control of, controlled by or under common control with a Party, or any of its respective subsidiaries, parent companies, or related companies, divisions, predecessors, successors, interests, assigns, and/or entities in which it has an ownership interest, and all Persons acting by, through, under and/or in concert with any of foregoing. As used herein, the term “Person(s)” shall mean any individual, corporation, company, partnership, trust, limited liability company or other entity.

4.  Term of Agreement; Termination.  This Agreement commences on the Effective Date and terminates at 11:59 p.m. EST on the first (1st) anniversary of the Effective Date, unless extended by mutual written consent of the Parties or earlier terminated by either Party in accordance with Section 5 below (the "Term"); provided, however, that if a given SOW is in progress on such anniversary date, the Term will instead expire upon the completion of the Services governed by such SOW. Sections 6 through 13 and 16 through 17 shall survive the termination or expiration of this Agreement for any reason.

5.  Cancellation of Services.  Either Party may terminate this Agreement or any SOW hereunder upon ten (10) days prior written notice to the other Party for any or no reason. Any such termination will be without prejudice to any right or remedy such terminating Party may have due to any failure of the other Party to perform its obligations under this Agreement. In the event of a termination, Consultant shall immediately cease all work, shall comply with its obligations hereunder, including the return of any Confidential Information (as defined herein), and shall be entitled to payment hereunder for Services performed or expenses incurred prior to the effective date of termination. Notwithstanding the foregoing, atai may terminate this Agreement, effective immediately upon written notice, if Consultant breaches or threatens to breach any material provision of this Agreement.

6.  Warranties of Consultant.  Consultant represents and warrants to atai that (a) with respect to any information, know-how, knowledge or data disclosed by Consultant to atai in the performance of this Agreement, Consultant has the full and unrestricted right to disclose the same; (b) Consultant will provide the Services in a professional, diligent and timely manner, in accordance with this Agreement, any reasonable instructions from atai, and all Applicable Laws; (c) Consultant is free to undertake the Services required by this Agreement, and there is, and shall be during the Term, no conflict of interest between Consultant’s performance of this Agreement and any obligation Consultant may have to any third party; and (d) Consultant has, and at all times during the Term will maintain, all professional and/or business licenses and/or registrations required or reasonably expected of Consultant. Subject to the foregoing, Consultant retains the right to contract with third parties for Consultant’s consulting services without restriction.

7. Third-Party Suppliers and Sub-Contractors. Consultant’s services hereunder are personal; accordingly, Consultant shall not, absent Consent, subcontract any portion of the Services to any third party; and, in the event of any such Consent, Consultant shall at all times be responsible for work performed by such third party, as well as such third party’s strict compliance with this Agreement.

8.  Confidentiality. Consultant acknowledges that any use or disclosure of Confidential Information not specifically authorized by atai may cause substantial and irreparable harm to atai or its Affiliates. Consultant shall therefore hold in confidence, and shall not disclose, any Confidential Information except (a) as expressly permitted by this Agreement, or (b) as required by applicable law or legal process, in which instance Consultant shall provide atai with prior written notice of any such disclosure so that atai can seek an appropriate protective order. For the avoidance of doubt, nothing in this Agreement prohibits Consultant from making disclosures to responsible government officials that are required or protected by laws in the United States, and the United States Defend Trade Secrets Act, 18 U.S.C. § 1833(b) may provide immunity to Consultant for certain disclosures of trade secrets to his attorney or to government officials in the United States. Consultant shall use Confidential Information solely to perform the Services and shall not use or exploit such Confidential Information for the benefit of Consultant or any third party without Consent. Consultant shall immediately notify atai of, and shall thereafter assist atai in remedying, any unauthorized use or disclosure of any Confidential Information. Consultant shall not provide any information to atai in violation of the proprietary rights of any third party. The obligations of Consultant pursuant to this Section 8 shall survive the expiration or termination of this Agreement and continue thereafter in perpetuity.

No rights, obligations, representations or terms other than those expressly set forth herein are to be implied from this Agreement; nothing herein shall be construed as granting any right or license to Consultant under any inventions owned or controlled by atai or its Affiliates. The Confidential Information is, and shall remain, the property of atai or its Affiliates. atai makes no express or implied representation or warranty as to the accuracy or completeness of any Confidential Information; the Confidential Information is provided to Consultant “AS IS” and Consultant agrees that it shall not be entitled to rely on the accuracy or completeness of any Confidential Information. Consultant shall, within thirty (30) days of the termination or expiration of this Agreement, return to atai or destroy (at atai’s discretion) all Confidential Information (and any copies thereof), whether in writing or presented, stored or maintained in or by electronic, magnetic or other means; provided, however, that Consultant may retain one (1) copy of the Confidential Information for the sole purpose of monitoring its obligations hereunder.

As used in this Agreement, “Confidential Information” means any information, except to the extent excluded pursuant to this Section 8, whether in written, oral, electronic or other form, disclosed by or on behalf of atai or its Affiliates to the Consultant, or developed by or on behalf of the Consultant in performance of the Services. Confidential Information includes all information and facts concerning this Agreement and the relationship between the Parties, atai’s or its Affiliates’ business plans, customers, future customers, suppliers, licensors, licensees, partners, investors, affiliates, training methods, financial information, sales prospects, client lists, ideas, discoveries, creations, innovations, improvements, know-how, inventions, designs, developments, software, methods, and any other financial, scientific, technical, trade or business secret or confidential or proprietary information of atai. As used herein, the term “trade secrets” will be given its broadest possible interpretation under applicable law. Notwithstanding the foregoing, Confidential Information excludes any information that Consultant can establish by written records: (w) was in Consultant’s possession prior to disclosure hereunder; (x) is or becomes available to the general public through no wrongful act of Consultant; (y) is disclosed to Consultant by a third party having both (i) no duty of confidentiality regarding such information and (ii) the legal right to disclose such information; or (z) has been developed by or for Consultant independently without the use of, and having no access to, the Confidential Information.

9.  Non-Solicitation.  During the Term and for a period of twelve (12) months thereafter (or to the maximum extent permitted by law prior to such time), Consultant shall not, either alone or in association with any third party, (a) solicit, or permit any organization directly or indirectly controlled by Consultant (an “Organization”) to solicit, any employee of atai or its Affiliates to leave the employ of atai or its Affiliates; (b) solicit for employment, hire or engage as an independent contractor, or permit any Organization to solicit for employment, hire or engage as an independent contractor, any person who is employed or engaged by atai or its Affiliates during the Term; and/or (c) solicit, divert or take away, the business or patronage of any clients, customers or accounts, or prospective clients, customers or accounts, of atai or its Affiliates that were contacted, solicited or served by Consultant on behalf of atai during the Term. Notwithstanding the foregoing, Consultant is not prohibited from engaging in any general solicitations, so long as such solicitation does not specifically target any of the individuals who are then employed by atai or its Affiliates.

10.  Effect of Breach.  Consultant acknowledges and agrees that a breach of any of the restrictive covenants contained in Sections 7 (Third-Party Suppliers and Sub-Contractors), 8 (Confidentiality), 9 (Non-Solicitation) or 11 (Ownership of Inventions) (collectively, the “Restrictive Covenants”) would cause irreparable injury to atai and that remedies at law of atai for any material breach of such covenants would be inadequate; therefore, atai shall be entitled to specific performance of the Restrictive Covenants or injunctive relief against activities in violation of the Restrictive Covenants, or both, but such relief shall not diminish the right of atai to claim and recover damages against Consultant for any breach of the Restrictive Covenants in addition thereto. Consultant acknowledges and represents that it has obtained its own independent legal advice regarding the matters contained in this Agreement, and that Consultant has not relied on any representation by atai or its attorneys not expressly stated herein.

11.  Ownership of Inventions.  Consultant shall promptly disclose all atai Inventions to atai, and shall include copies of all relevant Records. The Consultant represents, warrants and covenants that all atai Inventions shall be free and clear of any liens and encumbrances. The Consultant (a) agrees that atai has, and will have, exclusive ownership of all atai Inventions, and (b) hereby assigns, and shall assign, to atai all right, title and interest in and to any and all atai Inventions and all associated patents, copyrights, trademarks, trade names, and other industrial and intellectual property rights and applications therefor (collectively “IP Rights”). To the extent that any such right, title or interest cannot be assigned by Consultant to atai (collectively, “Non-Assignable Rights”), the Consultant hereby grants, and shall grant, to atai an exclusive, royalty-free, transferable, irrevocable, worldwide, fully paid-up license, with the right to sublicense through multiple tiers of sublicensees (defined herein as “Sublicensable”), to fully use, practice and exploit such Non-Assignable Rights, including the right to make, use, sell, offer for sale, import, have made, and have sold, atai Inventions; provided, that, if such Non-Assignable Rights cannot be so licensed, the Consultant hereby irrevocably waives and agrees never to assert such Non-Assignable Rights against atai, atai’s Affiliates, and/or atai’s successors in interest or customers. The Consultant and atai agree that, to the extent that any atai Inventions include any work of authorship that qualifies as a ‘work made for hire’ as defined by U.S. copyright law, atai owns such work of authorship as a work made for hire thereunder. Consultant shall maintain complete and accurate Records of all atai Inventions, including any Records necessary to document conception and/or reduction to practice of any atai Inventions. Upon atai’s request, and at atai’s expense, Consultant shall perform all acts, including the execution of all documents, deemed necessary or desirable by atai in applying for, obtaining, perfecting and enforcing IP Rights worldwide (all such acts, collectively, “Advancing IP Rights”); if atai is unable for any reason to secure Consultant’s for any such document, the Consultant hereby irrevocably designates and appoints any officer of atai as Consultant’s attorney-in-fact to take any and all lawfully permitted acts directed to Advancing IP Rights, all with the same legal force and effect as if taken by Consultant. The foregoing is deemed a power coupled with an interest and is irrevocable. Finally, the Consultant shall, at any time upon the written request of atai, promptly deliver to atai all atai Inventions that is, or is supposed to be, in the Consultant’s possession. The Consultant agrees that the Consultant shall not incorporate, or permit to be incorporated, any Consultant Inventions (as hereinafter defined), nor any third party Inventions, into any atai Invention without Consent. Notwithstanding the foregoing, to the extent that Consultant incorporates, or permits to be incorporated, any Consultant Invention into any atai Invention (“Incorporated IP”), then Consultant hereby grants, and shall grant, to atai and its designees a royalty-free, transferable, irrevocable, worldwide, Sublicensable, fully paid-up license under such Incorporated IP to the extent necessary or useful to permit the full use, practice and exploitation of such atai Inventions. Subject to the foregoing Incorporated IP license, Consultant has exclusive ownership of all Consultant Inventions.

As used in this Agreement: (u) “Inventions” means any and all inventions (whether or not protectable under patent laws), discoveries, improvements, business strategies, designs, processes, software code, works of authorship (whether or not protectable under copyright laws), ideas, know-how, trade secrets (whether or not protectable under trade secret laws), mask works, trademarks, service marks, trade names and trade dress; (v) “Develops” means creates, derives, conceives, develops, makes or reduces to practice, with “Developed” having the corresponding, past-tense meaning to Develops; (w) “Consultant Invention” means any Invention Developed by or on behalf of Consultant at any time which does not constitute an atai Invention; and (x) “atai Inventions” means any and all Inventions that the Consultant, solely or jointly with others, Develops pursuant to this Agreement. Without limiting the foregoing, atai Inventions include any and all (y) Deliverables, data, notes, files, drawings, memoranda, analyses, reports, lists and other documents generated by or on behalf of the Consultant in performing the Services (collectively, “Records”), and (z) Inventions Developed by or on behalf of the Consultant at any time which (i) result from the Services, and/or (ii) incorporate, rely upon, or otherwise use in any way, any Confidential Information.

12.  atai Property.  Without limiting any provision herein, any Inventions or Confidential Information furnished by atai (including by any of its Representatives) for use by Consultant hereunder shall remain the sole property of atai, all of which Consultant (a) shall hold in trust and confidence in accordance with Section 8, (b) shall return to atai upon written notice to Consultant requesting such return, and (c) shall not keep or make any copies thereof without Consent. atai may in its sole discretion provide Consultant with an atai email address (“Email”) and a laptop computer or other equipment (“Laptop”), which may or not include software (“Software”, together with the Email and Laptop, “atai Property”), to better enable the Consultant to provide the Services. Except with respect to the Company-provided computer referenced in the Separation Agreement (as defined below), Consultant shall use such atai Property exclusively for the performance of all Services, maintain such atai Property in a state of good operation, immediately notify atai in the event of any malfunction, damage, loss, theft or unauthorized use of or to such atai Property, and cease using and return such atai Property at the end of the Term, it being acknowledged and agreed by Consultant that all such atai Property is, and will remain, the sole property of atai. Without limiting the foregoing, Consultant agrees (w) to download and install any Software upon reasonable request by atai for information security purposes and / or protection of atai Confidential Information on the Laptop (or, if not provided, to Consultant’s own computer systems, solely to the extent used to access, use, transfer or convey atai Confidential Information, “Consultant’s Computer); (x) to follow atai’s information technology policies with respect to atai Property and/or Consultant’s Computer; (y) that atai can monitor Consultant’s use of atai Property and/or access to atai Confidential Information by Consultant’s Computer for security and other purposes; and (z) that atai shall not be responsible for any data or other similar charges incurred by Consultant from using Consultant’s Computer in performing the Services.

13.  Transparency; Advertising.  atai may decide to or may be obligated by applicable laws or codes to document and publicly disclose certain transfers of value made directly or indirectly to healthcare professionals and healthcare organizations, including information about the payment(s) made to Consultant under this Agreement. Consultant acknowledges and agrees that, to the extent required or necessary to comply with such laws or codes, atai will have the right to (and may) publicly disclose the required information. Additionally, atai (and its Representatives and Affiliates) may freely use Consultant's name and likeness in written materials, oral presentations and on its website provided that such use accurately describes the nature of such party's relationship with Consultant and/or Consultant's contributions to such party; Consultant shall, upon such party's reasonable request, provide such party with an appropriate headshot and bio for (and hereby consents to) any such use on any such media.

Consultant agrees to: (a) declare that they act as a consultant to atai whenever writing or speaking in public about a matter related to atai or the Services; (b) not give the impression that Consultant is an employee of atai or its Affiliates (including on social media, e.g., LinkedIn); (c) not publicize or advertise in any way, form or manner it is performing the Services without Consent, except as may be required in disclosures mandated by the terms entailed for scientific publication or presentation; (d) not make, or comment on, any social media about atai or its Affiliates, or any of its or their Representatives without Consent; and (e) promptly delete any such posts or comments following request (in any medium or mode) from atai. Consultant acknowledges that atai is, and shall be, under no obligation to provide a reference or recommendation on behalf of Consultant to any third party, including potential new clients or job opportunities.

14. Data Privacy & Protection. Consultant acknowledges that atai and its Affiliates will process  personal data or personally identifiable information (as defined in applicable data privacy laws and regulations, including but not limited to the General Data Protection Regulation or GDPR) provided by Consultant. This will include but may not be limited to full name, address, email address and / or bank account details, but will not include sensitive personal data or special categories of personal data without explicit consent of Consultant. atai is the controller of such data and any queries in relation to atai’s processing can be directed to [●]. Consultant additionally acknowledges that such processing is necessary for the performance by atai or its Affiliates of its contract with Consultant and for the legitimate interests of atai and its Affiliates of monitoring compliance with applicable law and policies and atai may share such data with its Affiliates and service providers in the furtherance of such purposes. atai will retain such data only for as long as necessary for the fulfilment of such purposes. Depending on applicable law, Consultant may have the right to request from atai access to and rectification or erasure of such personal data or restriction of processing concerning the Consultant or to object to processing as well as the right to data portability. To exercise any of these rights, Consultant should contact atai at [●]. Please, note that these rights are not absolute, and conditions may apply. Exercise of these rights may, in some circumstances, inhibit atai’s ability to perform under the Agreement. Consultant also may have the right to lodge a complaint with the relevant supervisory authority. Consultant further agrees to comply with data protection and privacy policies as may be issued by atai or its Affiliates (as defined herein) from time to time and to cooperate in all respects with atai’s and its Affiliates’ data protection and privacy law compliance efforts, including but not limited to, upon request from atai or its Affiliates, disclosing the scope, methods and manner of Consultant’s handling of personal data as it relates to the provision of Services, and executing a data processing addendum or other documents as requested by atai. To the extent Consultant provides personal data of third parties to atai in the provision of the Services, Consultant represents and warrants that it has the requisite legal basis to do so. Consultant agrees to implement industry standard security measures, including encryption, access controls, and regular audits, to protect personal data of third parties that Consultant stores, maintains, processes or discloses in the provision of the Services. In the event of unauthorized access to personal data, Consultant shall notify atai without undue delay and provide detailed information about the breach, including measures taken to mitigate harm. Consultant shall comply with any applicable data breach notification laws and cooperate with atai to promptly address any breach incidents.

15.  Nature of Service.  atai acknowledges that Consultant’s role is advisory in nature. atai is free, at its sole discretion, to accept, modify, or reject Consultant’s recommendations or any work product resulting from the provision of Services, and atai shall be solely responsible for the consequences, direct or indirect, of any such decision by atai.

16.  Indemnification & Insurance.  To the fullest extent permitted by law, each Party agrees to indemnify and hold harmless the other Party (and such other Party's Representatives) from and against any and all claims, losses, demands, causes of action, damages, or expenses, including without limitation, reasonable attorney fees, arising out of or resulting from such Party's (or such Party's Representatives') breach or threatened breach of this Agreement. The indemnification provided for herein shall survive the termination or expiration of this Agreement.

17.  Miscellaneous.

a) This Agreement, together with all SOWs and exhibits hereto, sets forth the entire agreement with respect to the subject matter hereof and supersedes all other agreements and understandings between the Parties with respect to such subject matter.  For the avoidance of doubt, nothing herein shall affect the validity of the parties’ Separation Agreement and Release, dated April 24, 2025 (the “Separation Agrement”), Confidentiality and Developments Agreement dated November 29, 2022 or the Equity Documents (as defined in the SOW), except as modified by the SOW.  If any provision of this Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the Parties that the remainder of the Agreement shall not be affected, and the Parties shall undertake to substitute a provision that is as commercially equivalent as possible, in light of the legal interests and intent of this Agreement. Each Party represents and warrants that it (i) has the full power and authority to enter into and perform this Agreement, and (ii) knows of no law, rule, regulations, order, agreement, promise, undertaking or other fact or circumstance which would prevent the execution and performance by it of this Agreement. This Agreement may be amended or modified only by a written instrument executed by both atai and Consultant. This Agreement shall be binding upon, and inure to the benefit of, both Parties and their respective successors and assigns, provided, however, that the obligations of Consultant are personal and shall not be assigned or subcontracted without Consent; and atai may, without the need to obtain Consultant’s approval, assign this Agreement to its Affiliates or any third party.

b) Any notice or communication required or permitted to be made or given by either Party pursuant to this Agreement shall be in writing and will be deemed to have been duly given: (i) five (5) business days after the date of mailing if sent by registered or certified mail, postage prepaid, with return receipt requested; or (ii) upon receipt, if sent by email (with confirmation of receipt); or (iii) when delivered, if delivered personally or sent by international 2-day delivery service. All notices will be sent to the other Party at its address as set forth in this Agreement or at such other address as such Party will have specified in a notice given in accordance with this Section.

c) This Agreement shall be governed by and construed in accordance with the laws of the state of New York without giving effect to the principles of conflicts of law thereof. The Parties expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in New York City. The prevailing Party in any lawsuit arising under this Agreement is entitled to recover reasonable legal fees from the non-prevailing Party.

d) This Agreement may be executed electronically and in counterparts, each of which shall for all purposes be deemed to be an original and all of which, taken together, shall constitute one and the same instrument binding on both Parties. This Agreement may be executed and delivered by facsimile or by emailing PDF copies. No Party will raise the fact that any signature or agreement or instrument was transmitted or communicated by means of a fax machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent that such defense relates to lack of authenticity.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties enter into this Agreement on the Effective Date.

atai Life Sciences AG		Sahil Kirpekar

By:	/s/ Ryan Barrett	By:	/s/ Sahil Kirpekar
Name:	Ryan Barrett
Title:	General Counsel & lead of Corp Dev
		Address:	[●]

		Phone:	[●]

		Email:	[●]

EXHIBIT A-1

STATEMENT OF WORK NUMBER 1

This Statement of Work Number 1 (this “SOW”), is entered into as of April 3, 2025 (the “SOW Effective Date”), by and between atai Life Sciences AG (“atai”), and Sahil Kirpekar (“Consultant”), and supplements and is subject to the Consulting Agreement between atai Life Sciences AG and Consultant, dated April 3, 2025  (the “Agreement”). Any capitalized terms used but not defined in this SOW have the meanings ascribed to them in the Agreement.

Description of Services: Consultant shall advise atai Life Sciences AG (hereinafter referred to in this SOW as atai) on any matter within the scope of Consultant’s experience and knowledge. Without limiting the foregoing, Consultant shall: support with transitional and ongoing business development efforts. Consultant shall provide up to 10 hours of Services per week upon request by atai.

Deliverables: Without limiting any provision of the Consulting Agreement between the Parties (including but not limited to Section 11 thereof), Consultant shall provide to atai the following deliverables in accordance with the following schedule: TBD

Term of SOW: The Term of this SOW shall begin on the SOW Effective Date and continue until December 31, 2025, unless earlier terminated or extended in accordance with Sections 4 and/or 5 of the Agreement. Notwithstanding Section 5 of the Agreement, either Party may terminate this Agreement or any SOW hereunder for convenience (or any reason) upon fourteen days (14) days prior written notice to the other Party.

Equity Consideration: Consultant was previously granted one or more options (the “Options”) to purchase common shares of atai Life Sciences N.V. (“Parent”), pursuant and subject to the terms and conditions of the 2021 Incentive Award Plan (the “2021 Plan”) and one or more stock option agreements (collectively, the “Option Agreements”) (the 2021 Plan and the Option Agreements are collectively referred to herein as the “Equity Documents”). Subject to the approval of the supervisory board or equivalent governing body of the Company's parent entity (the "Board"), and in accordance with atai’s standard equity procedures, Consultant’s Options granted March 14, 2023 (the “2023 Grant”) and March 13, 2024 (the “2024 Grant”) will continue in accordance with their terms and shall continue to vest and become exercisable as a result of Consultant’s continued service with atai Group Companies during the Consulting Period; provided that, notwithstanding anything in the Equity Documents to the contrary, only 50% of the unvested Options from the 2023 Grant and 2024 Grant otherwise scheduled to vest on each vesting date occurring on and following the SOW Effective Date shall remain outstanding and eligible to vest on the original vesting schedule applicable to such Options and Consultant agrees that the remaining 50% of the unvested Options from the 2023 Grant and 2024 Grant expired and were forfeited effective as of April 2, 2025.

Further, subject to the approval of the Board and any longer period that may be provided in the Separation Agreement, for purposes of affixing the time period that Consultant has to exercise vested Options, Consultant’s Termination of Service (as such term is used in the Option Agreements) shall be fixed at the date of Termination of this Agreement. Consultant acknowledges that any Option exercised more than three (3) months after April 2, 2025 will be taxed as a non-qualified stock option.

Compensation and Invoicing: In consideration of the Consultant’s proper performance of the Services described in this SOW, atai shall pay Consultant $300.00 per hour for all Services rendered under this SOW and properly invoiced by Consultant in accordance with Section 2 of the Agreement. Notwithstanding the foregoing, the Consultant shall not bill atai more than, and atai will have no duty to pay the Consultant any amount exceeding $12,000.00 per month (the “Cap”) in connection with the Services rendered under this SOW without Consent to exceed such Cap.

atai Life Sciences AG		Sahil Kirpekar

By:	/s/ Ryan Barrett	By:	Sahil Kirpekar
Name:	Ryan Barrett
Title:	General Counsel & Lead Corp Dev